Exhibit 10.10

LOAN AND sECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”) is made and entered into as of December 31, 2022, by and between Unilumin USA LLC, a Florida limited liability company (“Lender”), and Trans-Lux Corporation, a Delaware corporation, and Fairplay Corporation, an Iowa corporation (Trans-Lux Corporation and Fairplay Corporation each a “Borrower” and jointly, severally and collectively, “Borrowers”).

RECITALS

A.              Lender acquired a loan to Borrowers originally extended by MidCap Business Credit LLC pursuant to a Loan and Security Agreement dated September 16, 2019, a Revolving Time Note dated September 16, 2019, and other related documents (“MidCap Loan”).

B.              Lender extended other loans to Borrowers and, together with the MidCap Loan (collectively, the “Loan”), the aggregate amount owed to Lender by Borrowers under the Loan as of the date hereof is $2,246,417.67 (the “Loan Principal”).

C.              Lender and Borrowers wish to set forth the terms and conditions of Borrowers’ repayment of the Loan Principal and payment of accrued interest, as provided below.

NOW THEREFORE, for consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.               Evidence of Indebtedness. The Loan will to be evidenced by this Agreement and a promissory note in the form attached as Exhibit A (“Promissory Note”) (together with this Agreement, the “Loan Documents”).

2.               Interest. Borrowers agrees to pay interest on the outstanding Loan Principal at the Prime Rate as published in The Wall Street Journal plus 4.75% per annum.  Interest shall be computed on the basis of a 365-day year. In no event shall Borrowers be obligated to pay any amount under this Agreement that exceeds the maximum amount allowable by law. If any sum is collected in excess of the applicable maximum amount allowable by law, the excess collected shall be applied to reduce the Loan Principal.

3.               Security.  As security for payment of Borrowers’ obligations hereunder, Trans-Lux Corporation hereby grants to Lender a security interest in and to the collateral described in that certain Financing Statement File Number 2019 6210384 filed in the State of Delaware, and Fairplay Corporation grants to Lender a security interest in and to the collateral described in that certain Financing Statement File Number P19005819-5 filed in the State of Iowa (together, the “Financing Statements”).  Borrowers hereby authorize Lender at any time and from time to time to file continuations of such Financing Statements.

4.               Payments.

4.1            Payment Schedule.  Borrowers shall pay interest on the Loan Principal quarterly, as calculated in Lender’s invoice to Borrower. Interest shall be due and payable on the first day of each calendar quarter, with the first interest payment due on April 1, 2023. Borrowers shall pay the entire Loan Principal and any accrued interest outstanding under the Loan on or before the 1st anniversary of this Agreement.

4.2            Currency, Place and Dates of Payments. Payments shall be made in United States dollars at the offices of Lender or at such other place as Lender shall have designated by written notice to Borrowers.

4.3            Evidence of Repayment.  Lender’s records evidencing the dates and the amounts of all repayments of the Loan Principal and payments of interest on the Loan shall constitute prima facie evidence of payment.

4.4            Application of Payments.  Payments under this Agreement may be applied by Lender to the indebtedness evidenced by this Agreement in any manner Lender deems appropriate. The priority of application elected by Lender on any one occasion shall not determine any such election in the future.

5.               Representations and Warranties.  Each Borrower makes the following representations and warranties to Lender, which representations and warranties shall survive the execution of this Agreement and continue so long as Borrowers are indebted to Lender under the Loan Documents, and until payment in full of the Loan:

5.1            Organization. Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has the lawful power to own its properties and to engage in the business it conducts.

5.2            No Breach. The execution and performance of the Loan Documents will not immediately, or with the passage of time or the giving of notice, or both:

(a)             Violate any law or result in a default under any contract, agreement, or instrument to which Borrower is a party or by which Borrower or its property is bound; or

(b)              Result in the creation or imposition of any security interest in, or lien or encumbrance on, any of the assets of Borrower, except in favor of Lender.

5.3            Authorization.  Borrower has the power and authority to incur and perform its obligations under this Agreement, and Borrower has taken all action necessary to authorize the execution and delivery of the Loan Documents.

5.4            Validity. The Loan Documents when executed by Borrowers will be, legal, valid, binding, and enforceable in accordance with their respective terms.

6.               Events of Default.  An event of default (“Event of Default”) will be deemed to have occurred if:

6.1            Borrower fails to pay any amount when due under this Agreement and such amount remains unpaid for ten (10) days after the applicable due date; or

6.2            Borrower (i) applies for, or consents to, the appointment of a receiver, trustee, or liquidator of all or a substantial part of its assets, (ii) is adjudicated as bankrupt or insolvent, or files a voluntary petition in bankruptcy, or admits in writing its inability to pay its debts as they become due, (iii) makes a general assignment for the benefit of creditors, (iv) files a petition or answer seeking reorganization or rearrangement with creditors, or to take advantage of any insolvency law, or (v) files an answer admitting the material allegations of, or default in answering any, petition filed in any bankruptcy, reorganization, or insolvency proceeding.

7.               Rights in Event of Default. If an Event of Default occurs, Lender shall have, in addition to any and all other rights and remedies available to Lender under the Loan Documents or at law or equity, the following additional rights and remedies:

7.1             The right to deny to Borrowers any further loans;

7.2            The right, at the option of Lender, to declare, without notice, the entire Loan Principal and accrued interest, plus any fees and charges reasonably incurred by Lender under any of the Loan Documents, immediately due and payable; and

7.3            The right to charge interest on any amount outstanding under this Agreement at the Prime Rate as published in The Wall Street Journal plus 10% per annum.

8.               Waiver and Release by Borrowers. To the maximum extent permitted by applicable law, Borrowers:

8.1            Waive notice and opportunity to be heard, after acceleration of the indebtedness evidenced by the Loan Documents, before exercise by Lender of any remedy or procedure permitted under the Loan Agreements or applicable law;

8.2            Waive presentment, demand for payment, notice of dishonor, and any and all other notices or demands in connection with the delivery, acceptance, performance, or enforcement of the Loan Documents; and

8.3            Release Lender and its managers, directors, officers, agents and employees from all claims for loss or damage caused by any act or omission in connection with the Loan Documents on the part of any of them except willful misconduct.

9.               Miscellaneous.

9.1            Entire Agreement.  The Loan Documents constitute the entire contract between the parties with respect to the subject matter of the Loan Documents and supersede all previous agreements and understandings between the parties with respect thereto, including all agreements and documents related to the MidCap Loan (other than the Financing Statements which, as assigned to Lender, remain in full force and effect).  Except as explicitly permitted in the Loan Documents, Loan Documents may not be amended, changed or modified except by a writing duly executed by the parties.

9.2            Notices.  Any notices required or permitted under this Agreement shall be in writing and shall be effective upon actual receipt when delivered by (a) registered mail, postage prepaid, return receipt requested, (b) personal delivery, (c) an overnight courier of recognized reputation, or (d) transmission by e-mail or facsimile.

9.3            Governing Law.  This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York, without regard to its conflicts of law principles.

9.4            Attorneys Fees.  In the event of legal action between the parties arising in connection with this Agreement, the prevailing party shall be entitled receive its reasonable attorneys’ fees.

9.5            Assignment.  Borrowers shall have no right to assign any of its rights or obligations under the Loan Documents without the prior written consent of Lender.

9.6            Severability.  If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, no other provision of this Agreement shall be affected thereby, and this Agreement shall be deemed amended to the extent necessary to make such provision valid and enforceable.

9.7            Headings.  The headings contained in this Agreement are for convenience only and do not interpret, limit or amplify the scope, extent or intent of any of the provisions of this Agreement.

9.8            Waiver.  The failure of Lender at any time to enforce its rights under any provision of the Loan Documents shall not be construed as having created a custom in any way or manner contrary to specific provisions of the Loan Documents or as having in any way or manner modified or waived the same. All rights and remedies of Lender are cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

9.9            Counterparts.  This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same agreement.

9.10         Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Unilumin USA LLC By: __/s/ Emily Li____________ Name: Emily Li Title: Senior Accountant	Trans-Lux Corporation By: __/s/ Todd Dupee________ Name: Todd Dupee Title: SVP & CAO
Fairplay Corporation By: _/s/ Todd Dupee_________ Name: Todd Dupee Title: SVP & CAO

EXHIBIT A

PROMISSORY NOTE

$2,246,417.67	Effective as of December 31, 2022

            For consideration received, the undersigned, Trans-Lux Corporation, a Delaware corporation, and Fairplay Corporation, an Iowa corporation (Trans-Lux Corporation and Fairplay Corporation each a “Borrower” and jointly, severally and collectively, “Borrowers”), hereby promise to pay to Unilumin USA LLC, a Florida limited liability company (“Lender”), the principal sum of TWO MILLION TWO HUNDRED FORTY SIX THOUSAND FOUR HUNDRED SEVENTEEN and 67/100 United States Dollars (US$2,246,417.67), plus interest, in accordance with the Loan Agreement between Borrowers and Lender of even date herewith (“Loan Agreement”).

1.Payments and Interest.  Borrowers shall pay principal and interest in accordance with the Loan Agreement.

2.Prepayment.  This Promissory Note may be prepaid, either in whole or in part at any time without premium or penalty and without the prior consent of Lender, on the condition that Borrowers shall concurrently pay all accrued interest on the amount of principal outstanding at the time of each prepayment and any other charges then due.

3.Default.  If an Event of Default occurs, Lender may exercise any rights and remedies as may be available to Lender at law or in equity and under the Loan Agreement.

4.Application of Payments.  All payments made on this Promissory Note shall be applied first to any costs, including reasonable attorneys’ fees, Lender may have incurred in procuring Borrower's performance hereunder, then to the payment of any accrued interest, and the remainder of such payments shall be applied to the reduction of unpaid principal.  All payments shall be made in currency of the United States of America without presentment or surrendering of this Promissory Note.  Payments made by check will not be deemed made until good funds for such check are received by Lender.

5.Remedies Cumulative.  The rights or remedies of Lender in connection with this Promissory Note shall be cumulative and concurrent and may be pursued singly, successively, or together against Borrowers and any other funds held by Lender for the payment hereof or otherwise at the sole discretion of Lender.

6.Waiver.  Borrower waives notice of nonpayment, diligence in collection, notice of commencement of suit, notice of protest, and protest of this Promissory Note and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Promissory Note, and agrees that Borrower’s liability will not be in any manner affected by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Lender.

7.Forbearance.  Any forbearance of Lender in exercising any right or remedy hereunder or otherwise afforded by applicable law shall not be a waiver of or preclude the exercise of any right or remedy.  The acceptance by Lender of payment of any sum payable hereunder shall not be a waiver of Lender's right to either require prompt payment when due of all other sums payable hereunder or to declare a default for failure to make prompt payment.  Lender shall at all times have the right to proceed against Borrowers in such order and in such manner as Lender may deem fit, without waiving any its rights.  No delay or omission on the part of Lender in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Promissory Note.

8.Governing Law.  This Promissory Note shall be construed according to the laws of the State of New York.

9.Time.  Time is of the essence with regard to the performance of the obligations of Borrowers under this Promissory Note and each and every term, covenant and condition herein by or applicable to Borrowers.

10.Assignment.  This Promissory Note and the obligations of Borrowers hereunder may not be transferred or assigned without the prior written consent of Lender.

Trans-Lux Corporation By: ___/s/ Todd Dupee______________ Name: Todd Dupee Title: SVP & CAO	Fairplay Corporation By: __/s/ Todd Dupee_______________ Name: Todd Dupee Title: SVP & CAO